Exhibit 99.1

PRESS RELEASE

For Release, 09:10AM EST August 14, 2020

Neonode Reports Second Quarter Ended June 30, 2020 Financial Results

STOCKHOLM, SWEDEN, August 14, 2020 — Neonode Inc. (NASDAQ: NEON), today reported financial results for the three and six months ended June 30, 2020.

FINANCIAL SUMMARY SECOND QUARTER 2020

•	Net sales totaled $0.8 million compared to $1.7 million for the same period last year.
•	Net loss totaled $1.6 million compared to a net loss of $1.3 million for the same period last year.
•	Loss per share totaled $0.18 compared to a loss per share of $0.14 for the same period last year.
•	Net cash used in operating activities totaled $1.0 million and $1.0 million for the three months ended June 30, 2020 and 2019, respectively.

BUSINESS HIGHLIGHTS DURING THE QUARTER

•	Strengthened commercial leadership through recruitment of Mr. Jonas Waern and Mr. Johan Swartz who joined in April and May, respectively.
•	Advanced discussions regarding several new development projects around zForce® touch solutions with existing and new customers, for example in the avionics and industrial control systems segments.
•	Growing interest in the company’s contactless touch solutions and increased sales of touch sensor modules and evaluation kits.
•	Expansion of partner network and increased focus on marketing activities to further drive sales of touch sensor modules.
•	Continued development and marketing of MultiSensing® platform for driver and cabin monitoring in automotive applications. Interest from several OEM and Tier 1 customers; shortlisted for sourcing process for 2024+ platform design win with a premium OEM.

BUSINESS HIGHLIGHTS SINCE THE END OF THE QUARTER

•	Continued trend of growing interest in the company’s contactless touch solutions and increased sales of touch sensor modules and evaluation kits.

PRIVATE PLACEMENT TRANSACTION AND DEBT CONVERSION COMPLETED

•	On August 7, 2020, the company completed a $13.9 million private placement transaction consisting of Common and Convertible Preferred Stock receiving cash proceeds totaling $13.1 million, net of offering expenses. Management and members of the Board participated in the transaction investing a total of $3.1million in cash.
•	In addition, as part of the financing transaction, the company converted a $1.0 million short-term working capital loan provided by members of the Board into shares of Convertible Preferred Stock.

THE CEO’S COMMENTS

“The second quarter was impacted by softer sales in the global printer and automotive market due to COVID-19, as anticipated in earlier announcements. We expect these markets to rebound. COVID-19 has also rapidly projected our technology into new areas of growth. Our contactless touch sensor technology is an elegant and cost-effective solution that can protect consumers from having to physically touch surfaces on devices in public spaces.  We see COVID-19 as a paradigm shift in global consumer behavior, where people do not want to touch buttons, keypads, and screens on public space devices,” commented Dr. Urban Forssell, CEO of Neonode.

“I am pleased that we completed a significant financing transaction that included the participation of several investment funds along with company insiders. We anticipate the worldwide demand for contactless touch will continue to build over the coming quarters and years from new customer applications in self-service kiosks, vending machines, elevators, and other applications. The proceeds from the financing not only strengthens the company’s cash position, but also provides the liquidity to accelerate growth by added critical assets needed to meet growing customer demand,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE THREE AND SIX PERIOD ENDED JUNE 30, 2020

The decrease of 55.7% and 44.9% in total net revenues for the three and six months ended June 30, 2020 as compared to the same periods in 2019 is due primarily to a 54.1% and 45.9% decrease in license revenues in the same periods in 2020, respectively. The decrease in revenues was partly the result of lower estimates for unbilled license fees. In accordance with our revenue recognition policy, we record unbilled license fees using prior royalty revenue data. In 2020, due to the uncertainty in the global economy, we recorded lower estimated license fees than in the same period in 2019.

Our combined total gross margin was 83.8% and 91.9% for the three and six months ended June 30, 2020 and 95.8% and 95.4% for the three and six months ended June 2019, respectively. The decrease in total gross margin in 2020 as compared to 2019 was primarily due to high costs relating to write off of inventory in 2020. Our operating expense decreased 19.0% and 14.5% in the three and six months ended June 30, 2020 compared to same periods in 2019. The decreases are primarily related to lower staff expenses and scrapped inventory included in the comparable periods in 2019.

Net loss attributable to the three and six months ended June 30, 2020 was $1.6 million and $2.6 million, or a loss of $0.18 and $0.29 per share, respectively, compared to a net loss of $1.3 million and $1.8 million, or a loss of $0.14 and $0.21 per share, in the comparable periods in 2019, respectively.

Cash used by operations was $1.0 million and $1.9 million for three and six months ended June 30, 2020, respectively, compared to $1.0 million and $1.5 million in the same periods in 2019, respectively.

The company had a total of $1.5 million of short-term debt outstanding at June 30, 2020. The debt is comprised of a $1.0 million working capital debt facility provide by two members of the board of directors plus a $0.5 million tax credit from the Swedish government as part of their COVID-19 related corporate support program.

Cash and accounts receivable totaled $2.5 million on June 30, 2020 compared to $3.7 million at December 31, 2019.

CONFERENCE CALL INFORMATION

Neonode will host a conference call Friday August 14, 2020 at 10AM Eastern Daylight Time (EDT)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Urban Forssell, CEO, Maria Ek, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #4797078. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:
https://event.on24.com/wcc/r/2528673/45B47C275D341DDD7BF33343B1599C5D

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call’s completion – 8/14/2020 (13:00PM EDT) to 9/14/2020 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 859-2056 or (404) 537-3406, and the Conference ID #4797078.

Neonode will post a link to the presentation from the conference call in the Investor Relations section of the Neonode website www.neonode.com after the call.

For more information, please contact:

Investor Relations

David Brunton

E-mail: david.brunton@neonode.com

Chief Financial Officer

Maria Ek

E-mail: maria.ek@neonode.com

ABOUT NEONODE
Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for touch, gesture control, and remote sensing. Building on experience acquired during years of advanced optical R&D and technology licensing, Neonode’s technology is currently deployed in more than 75 million products and the company holds more than 120 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, medical, avionics, and automotive industries.

Neonode operates in three business areas: HMI Solutions, HMI Products and Remote Sensing Solutions. In HMI Solutions, Neonode offers customized optical touch and gesture control solutions for many different markets and segments. In HMI Products, the company provides innovative, plug-and-play sensor modules that enable touch on any surface, in-air touch, and gesture control for a wide range of applications. In Remote Sensing Solutions, Neonode offers robust and cost-effective driver and cabin monitoring solutions for vehicles based on the company’s flexible, scalable and hardware-agnostic software platform.

NEONODE and the NEONODE logo are trademarks of Neonode, Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, the impact of COVID-19, the increase in our customer base, their projects and sales, our ability to generate growth and become profitable, and the listing of our shares on Nasdaq Stockholm. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$1,773	$2,357
Accounts receivable and unbilled revenue, net	738	1,324
Projects in process	-	8
Inventory	1,077	1,030
Prepaid expenses and other current assets	562	715
Total current assets	4,150	5,434

Investment in joint venture	3	3
Property and equipment, net	1,208	1,583
Operating lease right-of-use assets	227	416
Total assets	$5,588	$7,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$476	$555
Accrued payroll and employee benefits	1,104	960
Accrued expenses	320	541
Deferred revenues	101	67
Short-term borrowing	967	-
Short-term tax credits	563	-
Current portion of finance lease obligations	517	568
Current portion of operating lease obligations	181	332
Total current liabilities	4,229	3,023

Finance lease obligations, net of current portion	393	508
Operating lease obligations, net of current portion	20	58
Total liabilities	4,642	3,589

Commitments and contingencies

Stockholders’ equity:
Common stock, 15,000,000 shares authorized, with par value of $0.001; 9,171,154 shares issued and outstanding at June 30, 2020 and December 31, 2019	9	9
Additional paid-in capital	197,543	197,543
Accumulated other comprehensive loss	(662)	(639)
Accumulated deficit	(193,142)	(190,520)
Total Neonode Inc. stockholders’ equity	3,748	6,393
Noncontrolling interests	(2,802)	(2,546)
Total stockholders’ equity	946	3,847
Total liabilities and stockholders’ equity	$5,588	$7,436

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues:
HMI Solutions	$678	$1,469	$1,860	$3,411
HMI Products	80	241	192	311
Total revenues	758	1,710	2,052	3,722
Cost of revenues:
HMI Solutions	-	-	1	5
HMI Products	123	71	166	167
Total cost of revenues	123	71	167	172

Total gross margin	635	1,639	1,885	3,550

Operating expenses:
Research and development	1,043	1,452	2,038	2,711
Sales and marketing	648	491	1,193	940
General and administrative	700	1,010	1,499	1,881

Total operating expenses	2,391	2,953	4,730	5,532
Operating loss	(1,756)	(1,314)	(2,845)	(1,982)

Other expense:
Interest expense	7	9	14	19
Total other expense	7	9	14	19

Loss before provision for income taxes	(1,763)	(1,323)	(2,859)	(2,001)

Provision for income taxes	3	7	19	13
Net loss including noncontrolling interests	(1,766)	(1,330)	(2,878)	(2,014)
Less: Net loss attributable to noncontrolling interests	154	66	256	177
Net loss attributable to Neonode Inc.	$(1,612)	$(1,264)	$(2,622)	$(1,837)

Loss per common share:
Basic and diluted loss per share	$(0.18)	$(0.14)	$(0.29)	$(0.21)
Basic and diluted – weighted average number of common shares outstanding	9,171	8,801	9,171	8,800

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Net loss	$(1,766)	$(1,330)	$(2,878)	$(2,014)
Other comprehensive income (loss):
Foreign currency translation adjustments	64	26	(23)	(155)
Comprehensive loss	(1,702)	(1,304)	(2,901)	(2,169)
Less: Comprehensive loss attributable to noncontrolling interests	154	66	256	177
Comprehensive loss attributable to Neonode Inc.	$(1,548)	$(1,238)	$(2,645)	$(1,992)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except for Series B Preferred Stock Shares Issued)

(Unaudited)

For the Quarter to Date periods ended June 30, 2019 through June 30, 2020

	Series B Preferred Stock Shares Issued	Series B Preferred Stock Amount	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity

Balances, March 31, 2019	82	$-	8,800	$9	$197,507	$(637)	$(185,795)	$11,084	$(2,153)	$8,931

Conversion of series B Preferred Stock to Common Stock	(2)	-	1	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	26	-	26	-	26

Net loss	-	-	-	-	-	-	(1,264)	(1,264)	(66)	(1,330)

Balances, June 30, 2019	80	$-	8,801	$9	$197,507	$(611)	$(187,059)	$9,846	$(2,219)	$7,627

Conversion of series B Preferred Stock to Common Stock	(80)	-	10	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	(145)	-	(145)	-	(145)

Net loss	-	-	-	-	-	-	(1,086)	(1,086)	(113)	(1,199)

Balances, September 30, 2019	-	$-	8,811	$9	$197,507	$(756)	$(188,145)	$8,615	$(2,332)	$6,283

Common stock issued upon exercise of common stock warrants	-	-	360	-	36	-	-	36	-	36

Foreign currency translation adjustment	-	-	-	-	-	117	-	117	-	117

Net loss	-	-	-	-	-	-	(2,375)	(2,375)	(214)	(2,589)

Balances, December 31, 2019	-	$-	9,171	$9	$197,543	$(639)	$(190,520)	$6,393	$(2,546)	$3,847

Foreign currency translation adjustment	-	-	-	-	-	(87)	-	(87)	-	(87)

Net loss	-	-	-	-	-	-	(1,010)	(1,010)	(102)	(1,112)

Balances, March 31, 2020	-	$-	9,171	$9	$197,543	$(726)	$(191,530)	$5,296	$(2,648)	$2,648

Foreign currency translation adjustment	-	-	-	-	-	64	-	64	-	64

Net loss	-	-	-	-	-	-	(1,612)	(1,612)	(154)	(1,766)

Balances, June 30, 2020	-	$-	9,171	$9	$197,543	$(662)	$(193,142)	$3,748	$(2,802)	$946

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(2,878)	$(2,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	-	19
Depreciation and amortization	373	439
Amortization of operating lease right-of-use assets	183	189
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	588	24
Projects in process	7	(8)
Inventory	(42)	(5)
Prepaid expenses and other current assets	155	118
Accounts payable and accrued expenses	(169)	1
Deferred revenues	33	(14)
Operating lease obligations	(178)	(224)
Net cash used in operating activities	(1,928)	(1,475)

Cash flows from investing activities:
Purchase of property and equipment	(7)	(77)
Net cash used in investing activities	(7)	(77)

Cash flows from financing activities:
Proceeds from short-term borrowings	966	-
Proceeds from short-term tax credits	542	-
Principal payments on finance lease obligations	(164)	(272)
Net cash provided by (used in) financing activities	1,344	(272)

Effect of exchange rate changes on cash	7	(93)

Net decrease in cash	(584)	(1.917)
Cash at beginning of period	2,357	6,555
Cash at end of period	$1,773	$4,638

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$19	$13
Cash paid for interest	$13	$19